SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2010

Exmovere Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52713	20-8024018
(State or other jurisdiction of incorporation or organization)	(Commission file no.)	(IRS Employee Identification No.)

1600 Tysons Boulevard

8th Floor

McLean, VA 22102

(Address of Principal Executive Offices)

(703) 245-8513

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (a) Other Events; Creation of Subsidiary, Letter of Intent

On April 26, 2010, Exmovere Holdings, Inc. (the “Company”) formed a wholly owned subsidiary called Clinica of Virginia, LLC, a Virginia limited liability company (“Clinica”). The Company’s formation of Clinica is an important component in the Company’s ultimate objective of providing affordable, high quality treatment of non-life threatening ailments to individuals and increasing shareholder value by purchasing the assets, including without limitation, fixed assets, established clientele and other goodwill, of existing successful clinical facilities throughout the United States. Clinica will own healthcare clinics in the state of Virginia. In Virginia, Clinica will contract with physicians as independent contractors in a supervisory role in accordance with Virginia law. The Company has entered into a Letter of Intent with regard to the purchase of the assets of one clinic in Fairfax, Virginia and is currently conducting a due diligence review of the target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Exmovere Holdings, Inc.

By:	/s/ David Bychkov
David Bychkov Chief Executive Officer

Date: April 29, 2010